CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1997, with respect to the consolidated financial statements and schedule of PMC-Sierra, Inc., included in the Annual Report (Form 10-K) for the year ended December 27, 1998, filed with the Securities and Exchange Commission.

/s/ERNST & YOUNG LLP

ERNST & YOUNG LLP

San Jose, California
September 10, 1999